Exhibit 10.3

AMENDMENT AND WAIVER NO. 2 TO

CREDIT AGREEMENT

This Amendment and Waiver No. 2 to Credit Agreement (this “Amendment”), is dated as of August 1, 2023 (the “Effective Date”), by and among (i) GOODLAND ADVANCED FUELS, INC., a Delaware corporation and AEMETIS CARBON CAPTURE, INC. (each, a “Borrower”) and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation (the “Agent”), as agent for MBI/TEC PRIVATE DEBT OPPORTUNITIES FUND II, L.P. (the “Lender”), and is acknowledged and agreed by the Guarantors listed on the signature page hereto (“Guarantors” and together with the Borrowers, the “Obligors”).

RECITALS

A.    The Borrowers, Guarantors, Agent and Lender entered into the Amended and Restated Credit Agreement dated March 2, 2022 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B.    The Borrowers have in the past requested emergency Revolving Advances under the Fuels Revolving Line, however such Revolving Advances were in excess of the Fuels Revolving Line Commitment and the requirements of Section 2.1(a)(i) of the Agreement and were therefore Overadvances under Section 2.1(c). The Agent, on behalf of the Lender, agreed from time to time to provide such Overadvances, and communicated such consent via email to the Borrowers, however the parties now wish to formalize those Overadvances pursuant to the terms and conditions contained herein.

C.    The Borrowers have requested a Revolving Advance under the Fuels Revolving Line, however such Revolving Advance, if made, would be in excess of the Fuels Revolving Line Commitment and the requirements of Section 2.1(a)(i) of the Agreement and would therefore be an Overadvance under Section 2.1(c). The Borrowers have therefore requested, and the Agent, on behalf of the Lender, has agreed, to an accommodation under the Agreement on the terms and conditions contained herein with respect to such Overadvance.

D.    The Borrowers have failed to pay: (i) interest on the Loan Indebtedness as required pursuant to Section 2.4(c) of the Agreement, and (ii) the ACCI Standby Fee as required by Article 1, paragraph 5 of the Fee and Side Letter, in each case with respect to the months of May, June and July, 2023. The Borrowers have therefore requested, and the Agent, on behalf of the Lender, has agreed, to an accommodation under the Agreement on the terms and conditions contained herein.

E.    The Borrowers have failed to abide by certain of the working capital financial covenants required pursuant to Section 5.2(n) of the Agreement. The Borrowers have therefore requested, and the Agent, on behalf of the Lender, has agreed, to an accommodation under, and an amendment of, the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1.         Outstanding Overadvances.

A.    Pursuant to Section 2.1(a) and Section 2.1(c) of the Agreement, the aggregate of the Revolving Advances may not exceed the Fuels Revolving Line Commitment. Notwithstanding such requirements, the Borrowers have requested Revolving Advances which constitute Overadvances of $1,580,000, $2,000,000, $560,729, $577,001 and $800,000 and, most recently on May 4, 2023, $2,336,894 (the “Historical Overadvances”), in contravention of Section 2.1(a) and Section 2.1(c) of the Agreement, which non-compliance would, but for this waiver and the waivers provided by email from the Agent on the applicable dates of such Historical Overadvances, constitute an Event of Default.

B.    In addition to the Historical Overadvances, the Borrowers now request a Revolving Advance, which will constitute an Overadvance, of $2,323,026 (the “Requested Overadvance”) in order to pay and satisfy the following outstanding obligations:

●	May 2023 (accrued interest and ACCI Standby Fee):$654,491

●	June 2023 (accrued interest and ACCI Standby Fee):$642,840

●	July 2023 (accrued interest and ACCI Standby Fee):$673,640

●

The payment of the Standby Fee required by Section 5 of that Sixth Amended and Restated Promissory Note dated March 6, 2023 between AEFK, Aemetis Facility Keyes, Inc. and Parent and Third Eye Capital Corporation and Third Eye Capital Management Inc. for the months of May to July 2023, totalling $252,055.

●	payment of the $100,000 amendment and waiver fee required under Section 4(b) below.

The Agent, on behalf of the Lender, consents to the Historical Overadvances and the Requested Overadvance provided that the uses of the Requested Overadvance are as indicated above, and provided that the Historical Overadvances and the Requested Overadvance, totalling $10,177,650, are repaid by the earlier of: (i) August 31, 2023 and (ii) the occurrence of any mandatory repayment event indicated in Section 2.3(b) of the Agreement (including without limitation any sale of Inflation Tax Credits by any Obligor or any Affiliate of any Obligor), and the Fuels Revolving Line Commitment will be reduced to the original Fuels Revolving Line Commitment amount of $25,000,000 as indicated in Article 2 of the Fee and Side Letter immediately following such repayment.

C.    The Borrowers and the Guarantors hereby acknowledge the Historical Overadvances and the Requested Overadvance as valid outstanding Loan Indebtedness subject to the terms and requirements of the Agreement and the Credit Documents.

SECTION 2.         Interest and ACCI Standby Fee Waiver.

A.          The Borrowers failed to pay interest on the Loan Indebtedness pursuant to Section 2.4(c) of the Agreement, and failed to pay the ACCI Standby Fee pursuant to Article 1, paragraph 5 of the Fee and Side Letter, in each case with respect to the months of May, June and July, 2023, which non-compliance would, but for this waiver, constitute an Event of Default (the "Interest and Fees Violation").

B.          Subject to the terms of this Amendment and the utilization of the Requested Overadvance to pay and satisfy such amounts, the Agent waives, as of the Effective Date, the Interest and Fees Violation, provided that the Borrowers shall adhere to the strict terms of the Agreement, going forward.

SECTION 3.         Working Capital Waiver and Amendment.

A.          The Borrowers failed to comply with the financial covenants pursuant to Section 5.4(n)(i)(B) (Fuels Borrower Working Capital) and Section 5.4(n)(ii)(B) (Carbon Borrower Working Capital) of the Agreement, in each case with respect to certain of the months from March 2022 to July, 2023, which non-compliance would, but for this waiver, constitute an Event of Default (the "Working Capital Violation").

B.          Subject to the terms of this Amendment, the Agent waives, as of the Effective Date, the Working Capital Violation, provided that the Borrowers shall adhere to the strict terms of the Agreement (as amended pursuant to Paragraph C below), going forward.

C.          Section 5.2(n) of the Agreement is deleted in its entirety and replaced with the following:

“(n) Financial Covenants.

(i) With respect to the Fuels Borrower:

(A) Permit the ratio of: (a) the sum of (i) the most recent Fuels Mortgaged Property Market Value, and (ii) the most recent APKI Mortgaged Property Market Value, and (iii) the most recent Riverbank Project Value to (b) the Loan Indebtedness, to be less than 2.00:1.00, tested as of the last day of each fiscal quarter.

(B) Permit the amount of trade payables (other than amounts due to management of an Obligor) due to exceed the sum of the amount of the Fuels Borrower’s Cash Equivalents plus its Accounts plus the Revolving Advances available to be advanced under the Fuels Revolving Line, tested as of the last day of each fiscal quarter.

(ii) With respect to the Carbon Borrower:

(A) Permit the ratio of: (a) the most recent fair market value of all assets owned by all Obligors (other than the Parent, AEFK and Aemetis Facility Keyes, Inc.) (appraised semi-annually by an independent third-party expert selected by Agent) to (b) all Indebtedness outstanding under the Carbon Revolving Line, to be less than 2.00:1.00, tested as of the last day of each fiscal quarter.

(B) Permit the ratio of: (a) Current Assets, to (b) Current Liabilities (excluding any Indebtedness outstanding under the Carbon Revolving Line), to be less than 1.30:1.00, tested as of the last day of each fiscal quarter.”

SECTION 4.         Conditions to Effectiveness. This Amendment shall be effective on the Effective Date subject to satisfaction of the following conditions:

(A)         Agent shall have received this Amendment duly executed by the parties hereto.

(B)         Agent shall have been paid an amendment and waiver fee in the amount of $100,000 on the date of this Amendment, which fee shall be deemed fully earned and nonrefundable on the Effective Date of this Amendment.

(C)         Each Obligor shall have performed and complied with all of the covenants and conditions required by this Amendment and the Credit Documents, to be performed and complied with by it.

(D)         The Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as the Agent may reasonably request.

Each Obligor acknowledges and agrees that the failure to perform, or to cause the performance of, the covenants and agreements in this Amendment will constitute an Event of Default under the Agreement and Agent and Lender shall have the right to demand the immediate repayment in full in cash of all outstanding Loan Indebtedness owing under the Agreement and the other Credit Documents. In consideration of the foregoing and the transactions contemplated by this Amendment, the Obligors hereby: (i) ratify and confirm all of the obligations and liabilities of the Borrowers owing pursuant to the Agreement and the other Credit Documents, and (ii) agree to pay all costs, fees and expenses of Agent and the Lender in connection with this Amendment.

SECTION 5.         Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, the Agreement and other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Credit Document or any right, power or remedy of Agent or Lender thereunder, nor constitute a waiver of any provision of the Agreement or any other Credit Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Lender whether under the Agreement, the other Credit Documents, at law or otherwise. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Credit Documents, but rather shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement and Credit Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Credit Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 6.         Representations of Obligors. Each Obligor hereby represents and warrants to Agent and Lender as of the execution date of this Amendment as follows: (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Credit Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Credit Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Credit Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Credit Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) it is not in default under the Agreement or any other Credit Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Credit Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 7. Miscellaneous.

(A)         This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa. The use of the word “including” in this Amendment shall be by way of example rather than by limitation. The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)         This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Obligors and Agent. This Amendment shall be considered part of the Agreement and shall be a Credit Document for all purposes under the Agreement and other Credit Documents.

(C)         This Amendment, the Agreement and the Credit Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)         No Obligor may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Obligors. Nothing contained in this Amendment shall be construed as a delegation to Agent or Lender of the Obligors’ duty of performance, including any duties under any account or contract in which Agent or Lender have a security interest or lien. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(F)         All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Lender shall affect such representations or warranties or the right of Agent or Lender to rely upon them.

(G)         THE OBLIGORS ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LOAN INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY NOTEHOLDER. THE OBLIGORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER CREDIT DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first noted above.

BORROWERS:

GOODLAND ADVANCED FUELS, INC.

AEMETIS CARBON CAPTURE, INC.

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

Acknowledged and agreed by the Guarantors:

AEMETIS, INC.

AEMETIS ADVANCED PRODUCTS KEYES, INC.

AEMETIS ADVANCED FUELS KEYES, INC.

AEMETIS PROPERTY KEYES, INC.

AEMETIS RIVERBANK, INC.

AEMETIS PROPERTIES RIVERBANK, INC.

AEMETIS ADVANCED PRODUCTS RIVERBANK, INC.

AEMETIS HEALTH PRODUCTS, INC.

AEMETIS INTERNATIONAL, INC.

AEMETIS TECHNOLOGIES, INC.

AE ADVANCED FUELS, INC.

AEMETIS BIOFUELS, INC.

AEMETIS AMERICAS, INC.

AEMETIS ADVANCED FUELS, INC.

AEMETIS FACILITY KEYES, INC.

ENERGY ENZYMES, INC.

AE BIOFUELS, INC.

AEMETIS ADVANCED BIOREFINERY KEYES, INC.

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

AGENT:

THIRD EYE CAPITAL CORPORATION

By: /s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director